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                                                                     EXHIBIT 5.1
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                    [LETTERHEAD OF CAHILL GORDON & REINDEL]


                               January 30, 1998

                                                                  (212) 701-3000

Scovill Fasteners Inc.
Scovill Holdings Inc.
1802 Scovill Drive
Clarkesville, Georgia 30523

Ladies and Gentlemen:

          We have examined a copy of the Registration Statement on Form S-1, with all amendments thereto (No. 333-43195) (the "Registration Statement"), filed by Scovill Fasteners Inc. (the "Company") and Scovill Holdings Inc. ("Parent") with the Securities and Exchange Commission (the "Commission") on December 24, 1997 and relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of (i) up to $100,000,000 principal amount of 11 1/4% Senior Notes due 2007, Series B (the "Exchange Notes"), and (ii) Parent's unconditional guarantee of such Exchange Notes (the "Guarantee", and together with the Exchange Notes, the "Securities"). The Securities will be issued pursuant to an indenture dated as of November 26, 1997 (the "Indenture") by and among the Company, Parent, and United States Trust Company of New York, in connection with the exchange offer (the "Exchange Offer") pursuant to the Registration Rights Agreement dated November 26, 1997 by and among the Company, Parent, SBC Warburg Dillon Read Inc., and BT Alex. Brown Incorporated. The Exchange Notes, which upon the effectiveness of the Registration Statement will be registered under the Act, will be issued in the Exchange Offer for a like principal amount of the Company's outstanding 11 1/4% Senior Notes due 2007, Series A (the "Initial Notes"), which are not registered under the Act.

          In rendering this opinion, we have reviewed such documents and made such investigations as we have deemed appropriate.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          The Exchange Notes have been duly authorized for issuance by the Company and, when duly executed, authenticated, registered, issued and delivered in exchange for Initial Notes of a like principal amount, in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, entitled to the benefits
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of the Indenture, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity.

          The Guarantee has been duly authorized by Parent and when, in accordance with the terms of the Indenture as contemplated by the Registration Statement, the Exchange Notes have been duly executed, authenticated, registered, issued and delivered and the Guarantee has been duly executed, issued, and delivered, the Guarantee will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity.

          We are members of the bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdiction other than the law of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.

          Neither this opinion nor any part hereof may be delivered to, used or relied upon by any person other than you without our prior written consent.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related prospectus. Our consent to such reference does not constitute a consent under
Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Commission thereunder.


                                         Very truly yours,


                                         /s/  CAHILL GORDON & REINDEL
                                         ----------------------------
                                         Cahill Gordon & Reindel